Request and Agreement for Extension - Multiple Accounts 11193 12/99	Page 1
REQUEST AND AGREEMENT FOR EXTENSION

Borrower: Windfall Investors, LLC Lender: Farm Credit West, PCA	Office: Loan Number:	VENTURA 3843165
Loan Type & Program: Short Term & Loan Account ST	Amount:	$10,500,000.00
Application Date: 04-30-2010 REQUEST FOR EXTENSION of Short Term Loan Approval is requested to change payment schedule to:

Proposed Repayment Schedule

Acct No.	Type/Class Acct	Acct Amount	Schedule Type	Payment Amount	Frequency Type	First Payment	No. of Pmts
101	Capital	$5,570,027.83	Interest	Interest Only	Monthly	05-01-2010	2
			Principal & Interest	$5,570,027.83	Once	06-01-2010	1
201	Special intermediate	$4,929,972.17	Interest Only	Interest Only	Monthly	05-01-2010	2
			Principal & Interest	$4,929,972.17	Once	06-01-2010	1

Borrower has requested, and Farm Credit West, PCA (“FCW, PCA”) has approved, an extension of the maturity date of Loan No. 3843165 (“Loan”) and all subject “accounts” as noted in the schedule above, from the current maturity dates of May 1, 2010 to June 1, 2010. In consideration of the terms and provisions contained herein, and other valuable consideration, the receipt of which is hereby acknowledged, Borrower and FCW, PCA agree as follows:
1.
The terms and conditions in the original Master Loan Agreement dated September 23, 2005 (“MLA”) and the Promissory Note and Supplement to Master Loan Agreement (“Note”) dated May 28, 2008 and September 23, 2005, are hereby amended to extend the maturity date of the Note to June 1, 2010.

2.
It is expressly understood and agreed that, except as specifically amended herein, all other terms and conditions of the MLA, Note and other loan documents evidencing and/or relating to the Loan shall remain in full force and effect.

This Request and Agreement for Extension is dated and effective May 1, 2010.

Borrower:
Windfall Investors, LLC, a California Limited Liability Company

By: Limoneira Company, a Delaware Corporation, Member

By:
Harold S. Edwards, President

By:
Don Delmatoff, Secretary

Lender:
Farm Credit West, PCA

By:
Patrick J. Kelley, Vice President